UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2014

ENTEGRIS, INC.

(Exact name of registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Entegris, Inc. held its 2014 Annual Meeting of Stockholders on May 7, 2014 (the “Annual Meeting”). As of the record date for the Annual Meeting, March 21, 2014, 139,167,512 shares of the Registrant’s Common Stock were issued and outstanding and entitled to vote on the matters presented at the Annual Meeting. Holders of 127,534,688 shares of our Common Stock, or 91.64% of the outstanding shares entitled to be cast at the Annual Meeting, which constituted a quorum, were represented at the Annual Meeting in person or by proxy. The following are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in Entegris’ 2014 Proxy Statement, filed with the Commission on April 4, 2014.

1.	Votes regarding the persons elected to serve as directors for a term expiring in 2015 were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES

Michael A. Bradley	113,277,225	1,971,694	48,250	12,237,519
Marvin D. Burkett	113,057,150	2,189,834	50,185	12,237,519
R. Nicholas Burns	113,046,228	2,198,570	52,371	12,237,519
Daniel W. Christman	113,101,307	2,141,642	54,220	12,237,519
James F. Gentilcore	113,975,580	1,269,284	52,305	12,237,519
Bertrand Loy	113,331,951	1,937,487	27,731	12,237,519
Paul L.H. Olson	113,277,819	1,990,566	28,784	12,237,519
Brian F. Sullivan	112,824,412	2,444,615	28,142	12,237,519

2.	The appointment of KPMG LLP as our independent registered public accounting firm for 2014 was ratified. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
117,954,637	9,533,930	46,121

3.	Advisory vote on Executive Compensation. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
107,950,506	6,760,285	586,378	12,237,519

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: May 9, 2014	By	/s/ Peter W. Walcott .
Peter W. Walcott,
Senior Vice President & General Counsel